UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
April 6, 2010 (March 31, 2010)
HOLLY ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-32225	20-0833098
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
100 Crescent Court, Suite 1600, Dallas, Texas 75201-6915
(Address of Principal Executive Offices)
(214) 871-3555
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     References herein to Holly Energy Partners, L.P. (the “Partnership” or “HEP”) include Holly Energy Partners, L.P. and its consolidated subsidiaries. References herein to Holly Corporation (“Holly”) include Holly Corporation and its consolidated subsidiaries. This document contains certain disclosures of agreements that are specific to subsidiaries of Holly Energy Partners, L.P. and Holly Corporation and do not necessarily represent obligations of Holly Energy Partners, L.P. or Holly Corporation. Holly controls the general partner of the Partnership.
LLC Interest Purchase Agreement
     On March 31, 2010, Holly and certain of its subsidiaries, including Holly Refining & Marketing-Tulsa LLC (“Holly Tulsa”) and Lea Refining Company, and certain subsidiaries of the Partnership, including HEP Tulsa LLC (“HEP Tulsa”) and HEP Refining, L.L.C. (“HEP Refining”), entered into and simultaneously closed an LLC Interest Purchase Agreement (the “Purchase Agreement”) for the Partnership to acquire from Holly (i) all of the issued and outstanding membership interests of Holly Energy Storage-Tulsa LLC (“HEP Storage-Tulsa”), which owns approximately 2 million barrels of hydrocarbon storage tanks, a rail loading rack, and a truck unloading rack (the “Additional Tulsa East Assets”) located at Holly’s Tulsa refinery site for a purchase price of $88.6 million and (ii) all of the issued and outstanding membership interests of Holly Energy Storage-Lovington LLC (“HEP Storage-Lovington”), which owns an asphalt loading rack and terminal building, including weigh scales, located at Holly’s Lovington, New Mexico facility (the “Lovington Assets”) for a purchase price of $4.4 million.
     Holly has agreed to unconditionally guarantee the payment of certain obligations under the Purchase Agreement.
     Pursuant to the terms of the Purchase Agreement referenced above, Holly, the Partnership and certain of their respective subsidiaries, as applicable, entered into (i) an amended and restated pipelines, tankage and loading rack throughput agreement, (ii) an asphalt loading rack throughput agreement, (iii) a fourth amended and restated omnibus agreement, (iv) an amended and restated lease and access agreement covering the Additional Tulsa East Assets, and (v) an amendment to the pipeline systems operating agreement.
     The description of the Purchase Agreement herein is qualified by reference to the copy of the Purchase Agreement, including exhibits, filed as Exhibit 10.1 to this report, which is incorporated by reference into this report in its entirety.
First Amended and Restated Pipelines, Tankage, and Loading Rack Throughput Agreement (Tulsa East)
     On March 31, 2010, in connection with the closing of the transactions contemplated by the Purchase Agreement, HEP Tulsa, HEP Storage-Tulsa and Holly Tulsa entered into a First Amended and Restated Pipelines, Tankage and Loading Rack Throughput Agreement (Tulsa East) (the “Amended Tulsa East Throughput Agreement”). Holly Tulsa is a wholly owned subsidiary of Holly, the entity that controls the Partnership’s general partner.
     The Amended Tulsa East Throughput Agreement amends and restates the 15-year Pipelines, Tankage and Loading Rack Throughput Agreement, dated as of December 1, 2009, that was previously filed as an exhibit to the Partnership’s Current Report on Form 8-K filed December 7, 2009, relating to the storage tank, pipeline and loading rack assets purchased by HEP Tulsa from Sinclair Tulsa Refining Company on December 1, 2009 (the “Original Tulsa East Assets”).
     Pursuant to the Amended Tulsa East Throughput Agreement, HEP Tulsa will operate and maintain the Original Tulsa East Assets and HEP Storage-Tulsa will operate and maintain the Additional Tulsa East Assets. HEP Tulsa and HEP Storage-Tulsa will provide certain transportation, storage and loading services to Holly Tulsa, and Holly Tulsa will pay
     HEP Tulsa, for the Original Tulsa East Assets:
•	a pipeline tariff of $.10 for each barrel of refined products moved on the refined product pipelines with a guaranteed minimum throughput of 60,000 barrels per day (“bpd”) of refined products moved;

•	a tankage base tariff of $.30 for each barrel for use of tankage up to 80,000 barrels of refined products, $.10 per barrel for volumes in excess of 80,000 but less than 120,000, and $.22 per barrel for volumes in excess of 120,000, with a guaranteed minimum throughput of 80,000 bpd; and

•	a loading rack tariff of $.30 for each barrel of refined products, LPG, intermediate products, and heavy products loaded over the loading racks with a guaranteed minimum throughput of 26,000 bpd;
             and
     HEP Storage-Tulsa, for the Additional Tulsa East Assets:
•	a tankage base tariff of $.40 for each barrel for use of tankage up to 90,000 barrels of crude oil and intermediate products, $.10 per barrel for volumes in excess of 90,000 but less than 120,000, and $.22 per barrel for volumes in excess of 120,000, with a guaranteed minimum throughput of 90,000 bpd; and

•	a loading rack tariff of $.35 for each barrel of refined products, LPG, intermediate products, and heavy products loaded over the loading racks with a guaranteed minimum throughput of 1,800 bpd.
     These tariffs are subject to various adjustments, including limited upward adjustments for changes in the Producer Price Index-Commodities-Finished Goods (PPI) produced by the U.S. Department of Labor, Bureaus of Statistics, and limited upward adjustment if actual non-extraordinary operating expenses regarding the Original Tulsa East Assets and the Additional Tulsa East Assets exceed assumed operating expenses.
     The Amended Tulsa East Throughput Agreement provides that Holly Tulsa will indemnify HEP Tulsa and HEP Storage-Tulsa for certain environmental matters arising from the pre-closing ownership or operation of the Original Tulsa East Assets and the Additional Tulsa East Assets, and that HEP Tulsa and HEP Storage-Tulsa will indemnify Holly Tulsa for certain environmental matters arising after the closing. These indemnification obligations are uncapped and unlimited. Holly will guaranty the obligations of Holly Tulsa under the Amended Tulsa East Throughput Agreement, and the Partnership and Holly Energy Partners-Operating, L.P., a subsidiary of the Partnership (“HEP Operating”), will guaranty the obligations of HEP Tulsa and HEP Storage-Tulsa under the Amended Tulsa East Throughput Agreement.

     The description of the Amended Tulsa East Throughput Agreement herein is qualified by reference to the copy of the Amended Tulsa East Throughput Agreement, filed as Exhibit 10.2 to this report, which is incorporated by reference into this report in its entirety.
Loading Rack Throughput Agreement (Lovington)
     On March 31, 2010, in connection with the closing of the transactions contemplated by the Purchase Agreement, HEP Storage-Lovington and Navajo Refining Company, L.L.C. (“Navajo Refining”) entered into a Loading Rack Throughput Agreement (Lovington) (the “Lovington Throughput Agreement”). Navajo Refining is a wholly owned subsidiary of Holly, the entity that controls the Partnership’s general partner.
     Pursuant to the Lovington Throughput Agreement, HEP Storage-Lovington will operate and maintain the Lovington Assets located at Holly’s Lovington, New Mexico facility and will provide certain loading services to Navajo Refining, and Navajo Refining will pay HEP Storage-Lovington a loading rack tariff of $.35 for each barrel of asphalt and any other petroleum or petroleum based or derived products loaded over the loading racks with a guaranteed minimum throughput of 4,000 bpd.
     These tariffs are subject to various adjustments, including limited upward adjustments for changes in the Producer Price Index-Commodities-Finished Goods (PPI) produced by the U.S. Department of Labor, Bureaus of Statistics, and limited upward adjustment if actual non-extraordinary operating expenses regarding the Lovington Assets exceed assumed operating expenses.
     Holly will guaranty the obligations of Navajo Refining under the Lovington Throughput Agreement, and the Partnership and HEP Operating will guaranty the obligations of HEP Storage-Lovington.
     The description of the Lovington Throughput Agreement herein is qualified by reference to the copy of the Lovington Throughput Agreement, filed as Exhibit 10.3 to this report, which is incorporated by reference into this report in its entirety.
Fourth Amended and Restated Omnibus Agreement
     On March 31, 2010, in connection with the closing of the transactions contemplated by the Purchase Agreement, Holly and the Partnership and certain of their respective subsidiaries entered into a Fourth Amended and Restated Omnibus Agreement (the “Fourth Restated Omnibus Agreement”). The Fourth Restated Omnibus Agreement amends and restates the Third Amended and Restated Omnibus Agreement dated as of December 1, 2009, that was previously filed as an exhibit to the Partnership’s Current Report on Form 8-K dated December 7, 2009. Following is a description of the material terms of the Fourth Restated Omnibus Agreement.
     The Fourth Restated Omnibus Agreement amends and restates the omnibus agreement to, among other things, subject the Additional Tulsa East Assets and Lovington Assets to Holly’s right of first refusal to purchase the Partnership’s assets that serve Holly’s refineries and to include the Lovington Assets in the provisions of the agreement regarding indemnification for environmental liabilities related to the Lovington Assets. The Fourth Restated Omnibus Agreement addresses, among other things, the following matters:
•	the Partnership’s obligation to pay Holly an annual administrative fee, currently in the amount of $2.3 million, for the provision by Holly of certain general and administrative services;

•	Holly’s and its affiliates’ agreement not to compete with the Partnership under certain circumstances and the Partnership’s right to notice of, and right of first offer to purchase,

certain logistics assets constructed by Holly or acquired as part of an acquisition by Holly of refining assets;

•	an indemnity by Holly for certain potential environmental liabilities;

•	the Partnership’s obligation to indemnify Holly for environmental liabilities related to the Partnership’s assets existing on the date of the Partnership’s initial public offering to the extent Holly is not required to indemnify the Partnership; and

•	Holly’s right of first refusal to purchase the Partnership’s assets that serve Holly’s refineries.
     Under the Fourth Restated Omnibus Agreement, the Partnership pays Holly an annual administrative fee, currently in the amount of $2.3 million, for the provision of various general and administrative services for the Partnership’s benefit. The Partnership’s general partner may agree to increases in the administrative fee in connection with expansions of the Partnership’s operations through the acquisition or construction of new assets or businesses.
     The $2.3 million fee includes expenses incurred by Holly and its affiliates to perform centralized corporate functions, such as legal, treasury, information technology and other corporate services, including the administration of employee benefit plans. The fee does not include salaries of pipeline and terminal personnel or other employees of the general partner of the Partnership’s general partner or the cost of their employee benefits, such as 401(k), pension, and health insurance benefits, which are separately charged to the Partnership by Holly. The Partnership also reimburses Holly and its affiliates for direct general and administrative expenses they incur on the Partnership’s behalf.
     Holly and its affiliates have agreed, for so long as Holly controls the Partnership’s general partner, not to engage in, whether by acquisition or otherwise, the business of owning and/or operating crude oil pipelines or terminals, refined products pipelines or terminals, intermediate product pipelines or terminals, truck racks or crude oil gathering systems in the continental United States. This restriction will not apply to:
•	any business operated by Holly or any of its affiliates at the time of the closing of the Partnership’s initial public offering;

•	any business conducted by Holly with the approval of the Partnership’s general partner;

•	any business or asset that Holly or any of its affiliates acquires or constructs that has a fair market value or construction cost of less than $5.0 million; and

•	any business or asset that Holly or any of its affiliates acquires or constructs that has a fair market value or construction cost of $5.0 million or more if the Partnership has been offered the opportunity to purchase the business or asset at fair market value, and has declined to do so.
     The limitations on the ability of Holly and its affiliates to compete with the Partnership may be terminated by Holly upon a change of control of Holly.
     Under the Fourth Restated Omnibus Agreement, Holly has agreed to indemnify the Partnership up to certain aggregate amounts for any environmental noncompliance and remediation liabilities associated with assets transferred to the Partnership and occurring or existing prior to the date of such transfers. The transfers that are covered by the agreement include the refined products pipelines, terminals and tanks transferred by Holly’s subsidiaries in connection with the Partnership’s initial public offering in July 2004, the intermediate pipelines transferred by Holly’s subsidiaries to the Partnership in July 2005, and the crude pipelines, tankage assets transferred by Holly’s subsidiaries to the Partnership in 2008 (the “2008 Assets”), and the Lovington Assets (collectively, the “Indemnified Assets”). The Fourth Restated Omnibus Agreement provides environmental indemnification of up to $15.0 million for the Indemnified Assets, other than the 2008 Assets, plus an additional $2.5 million for the intermediate pipelines acquired in July 2005. Except with respect to the 2008 Assets, Holly’s indemnification obligations described above shall remain in effect for an asset for ten years following the date of transfer of such asset to the Partnership. The Fourth Restated Omnibus Agreement also provides $7.5 million of indemnification through 2023 for environmental noncompliance and remediation liabilities specific to the 2008 Assets. Holly’s indemnification obligations described above do not apply to (i) certain truck and rail loading/unloading equipment located at Holly’s refinery in Tulsa, Oklahoma acquired by a subsidiary of the Partnership on August 1, 2009 (the “Tulsa West Loading Rack”), (ii) the 16” feedstock pipeline acquired by a subsidiary of the Partnership on June 1, 2009, currently running 65 miles from Holly’s crude oil distillation and vacuum distillation facilities in Lovington, New Mexico to Holly’s petroleum refinery in Artesia, New Mexico, (iii) the 16” crude oil pipeline extending from Slaughter station in Texas to Lovington, New Mexico owned by Roadrunner Pipeline, L.L.C., (iv) the 8” crude oil pipeline extending from Beeson station to Lovington, New Mexico, owned by HEP Pipeline, L.L.C., (v) the Original Tulsa East Assets, or (vi) the Additional Tulsa East Assets.
     The Fourth Restated Omnibus Agreement provides that the Partnership will indemnify Holly and its affiliates against environmental liabilities relating to the Partnership’s assets that occur after the date the Partnership or its affiliates acquired such assets.
     The Fourth Restated Omnibus Agreement also contains the terms under which Holly has a right of first refusal to purchase the Partnership’s assets that serve Holly’s refineries. Before the Partnership enters into any contract to sell pipeline, terminal and tankage assets serving Holly’s refineries, including the newly acquired Additional Tulsa East Assets and Lovington Assets, the Partnership must give written notice of the terms of such proposed sale to Holly. The notice must set forth the name of the third party purchaser, the assets to be sold, the purchase price and all other material terms and conditions of the offer. To the extent the third party offer consists of consideration other than cash (or in addition to cash), the purchase price shall be deemed equal to the amount of any such cash plus the fair market value of such non-cash consideration, determined as set forth in the Fourth Restated Omnibus Agreement. Holly will then have the sole and exclusive option for a period of thirty days following receipt of the notice, to elect to purchase the subject assets on the terms specified in the notice. Holly’s right of first refusal described above does not apply to the Tulsa West Loading Rack.
     The Fourth Restated Omnibus Agreement contains an acknowledgment of the purchase options and right of first refusal granted to Holly with respect to the Tulsa West Loading Rack in the Tulsa Purchase Option Agreement dated August 1, 2009.
     The description of the Fourth Restated Omnibus Agreement herein is qualified by reference to the copy of the Fourth Restated Omnibus Agreement, filed as Exhibit 10.4 to this report, which is incorporated by reference into this report in its entirety.
First Amended and Restated Lease and Access Agreement (East Tulsa)
     On March 31, 2010, in connection with the closing of the transactions contemplated by the Purchase Agreement, HEP Tulsa, HEP Storage-Tulsa, and Holly Tulsa entered into a First Amended and Restated Lease and Access Agreement (East Tulsa) (the “Tulsa Lease”). Holly Tulsa is a wholly owned subsidiary of Holly, the entity that controls the Partnership’s general partner.

     The Tulsa Lease amends and restates the Lease and Access Agreement, dated as of December 1, 2009, that was executed in connection with HEP Tulsa’s acquisition of the Original Tulsa East Assets and that was previously filed as an exhibit to the Partnership’s Current Report on Form 8-K filed December 7, 2009.
     Pursuant to the Tulsa Lease, Holly Tulsa will lease, for a nominal amount, to HEP Tulsa, the real property on which the Original Tulsa East Assets are situated at Holly’s Tulsa refinery site and to HEP Storage-Tulsa, the real property on which the Additional Tulsa East Assets are situated at Holly’s Tulsa refinery site, for a fifty-year initial term. Under the Tulsa Lease, Holly Tulsa has agreed to permit HEP Tulsa, HEP Storage-Tulsa and their affiliates to have access to certain portions of Holly’s Tulsa refinery site that are reasonably necessary for access to and/or the operation of the Original Tulsa East Assets and the Additional Tulsa East Assets. The Tulsa Lease also provides that, following termination or expiration of the Amended Tulsa East Throughput Agreement, Holly Tulsa will have the option to purchase the Original Tulsa East Assets and the Additional Tulsa East Assets for fair market value.
     The description of the Tulsa Lease herein is qualified by reference to the copy of the Tulsa Lease, filed as Exhibit 10.5 to this report, which is incorporated by reference into this report in its entirety.
First Amendment to Pipeline Systems Operating Agreement
     On March 31, 2010, in connection with the closing of the transactions contemplated by the Purchase Agreement, certain subsidiaries of Holly and the Partnership entered into a First Amendment to Pipeline Systems Operating Agreement (“Amendment to Operating Agreement”). Navajo Refining, Lea Refining Company, Woods Cross Refining Company and Holly Tulsa are parties to the Amendment to Operating Agreement and are wholly owned subsidiaries of Holly, the entity that controls the Partnership’s general partner.
     The Amendment to Operating Agreement amends the Pipeline Systems Operating Agreement, dated as of February 8, 2010 (“Original Operating Agreement”), to be effective as of December 1, 2009, that was previously filed as an exhibit to the Partnership’s Current Report on Form 8-K filed February 9, 2010.
     Pursuant to the Original Operating Agreement, the Partnership operates certain assets, including crude oil and refined product storage tanks, pipelines, asphalt racks and terminal buildings, owned by Holly and located at Holly’s refineries, and Holly pays the Partnership an annual management fee. Under the Amendment to Operating Agreement, Holly and the Partnership have removed the Lovington Assets and the Additional Tulsa East Assets from the provisions of the Original Operating Agreement and correspondingly decreased the annual management fee from $1,355,000 to $215,000. All other terms and conditions of the Original Agreement remain in full force and effect.
     The description of the Amendment to Operating Agreement herein is qualified by reference to the copy of the Amendment to Operating Agreement, filed as Exhibit 10.6 to this report, which is incorporated by reference into this report in its entirety.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On March 31, 2010, the Partnership completed the acquisition of the Additional Tulsa East Assets and the Lovington Assets (the “Acquisition”) from Holly pursuant to the terms of the Purchase Agreement and the documents related thereto. The Partnership acquired all of the issued and outstanding membership interests of HEP Storage-Tulsa, which owns the Additional Tulsa East Assets, for a purchase price of $88.6 million, and all of the issued and outstanding membership interests of HEP Storage-Lovington, which owns the Lovington Assets, for a purchase price of $4.4 million. The Additional Tulsa East Assets primarily consist of approximately 2 million barrels of hydrocarbon storage tanks, a rail loading rack, and a truck unloading rack located at Holly’s Tulsa refinery site, and the Lovington Assets consist of an asphalt loading rack and terminal building, including weigh scales, located at Holly’s Lovington, New Mexico facility.
     On March 10, 2010, the Partnership completed the sale of $150 million in aggregate principal amount of 8.25% Senior Notes due 2018 (the “Notes”) in accordance with a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933. The Partnership used the net proceeds from the sale of the Notes to finance the payment of the purchase price of $93.0 million for the Acquisition.
     The consideration for the Acquisition was determined pursuant to negotiations between Holly and the conflicts committee of the Partnership, which is comprised solely of independent outside directors.
     In addition to the relationship between the Partnership and Holly created under the Amended Tulsa East Throughput Agreement and the Lovington Throughput Agreement, Holly owns 7,290,000 common units of the Partnership, representing a 34% ownership interest in the Partnership, including the 2% general partner interest by which Holly indirectly owns and controls the general partner of the Partnership. Additionally, the Partnership and Holly have certain commercial relationships as further described in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2009.
     Historically, the Additional Tulsa East Assets were originally purchased by Holly from Sinclair Tulsa Refining Company (“Sinclair”) on December 1, 2009, and have been operated by both Holly and Sinclair as part of their more extensive transportation, terminalling, crude oil and refined and intermediate products operations. As a result, neither Holly nor Sinclair maintained separate financial statements for these assets.
     Historically, the Lovington Assets have been operated by Holly as part of its more extensive operations at its Lovington, New Mexico refinery complex. As a result, Holly did not maintain separate financial statements for these assets.
Item 7.01 Regulation FD Disclosure.
     Furnished as Exhibit 99.1 and incorporated herein by reference in its entirety is a copy of a press release issued by Holly and the Partnership on April 1, 2010, announcing the sale by Holly of the Additional Tulsa East Assets and Lovington Assets to the Partnership.
     In accordance with General Instruction B.2 of Form 8-K, the information furnished in this report on Form 8-K pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), or otherwise subject to the liabilities of that section, unless the Partnership specifically incorporates it by reference in a document filed under the Exchange Act or the Securities Act of 1933. By filing this report on Form 8-K and furnishing the information pursuant to Item 7.01, the Partnership makes no admission as to the materiality of any information in this report furnished pursuant to Item 7.01, including Exhibit 99.1, or that any such information includes material investor information that is not otherwise publicly available.
     The information furnished in this report on Form 8-K pursuant to Item 7.01, including the information contained in Exhibit 99.1, is summary information that is intended to be considered in the context of the Partnership’s Securities and Exchange Commission (“SEC”) filings and other public announcements that the Partnership may make, by press release or otherwise, from time to time. The Partnership disclaims any current intention to revise or update the information furnished in this report on Form 8-K pursuant to Item 7.01, including the information contained in Exhibit 99.1, although the Partnership may do so from time to time as its management believes is warranted. Any such updating may be made through the furnishing or filing of other reports or documents with the SEC, through press releases or through other public disclosure.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	LLC Interest Purchase Agreement, dated as of March 31, 2010, by and among Holly Corporation, Holly Refining & Marketing-Tulsa, LLC, Lea Refining Company, HEP Tulsa LLC and HEP Refining, L.L.C.

10.2	First Amended and Restated Pipelines, Tankage and Loading Rack Throughput Agreement (Tulsa East), dated as of March 31, 2010, by and between Holly Refining & Marketing-Tulsa, LLC, HEP Tulsa LLC and Holly Energy Storage-Tulsa LLC.

10.3	Loading Rack Throughput Agreement (Lovington), dated as of March 31, 2010, by and between Navajo Refining Company, L.L.C. and Holly Energy Storage-Lovington LLC.

10.4	Fourth Amended and Restated Omnibus Agreement, dated as of March 31, 2010, by and among Holly Corporation, Holly Energy Partners, L.P. and certain of their respective subsidiaries.

Exhibit No.	Description
10.5	First Amended and Restated Lease and Access Agreement (East Tulsa), dated as of March 31, 2010, by and between Holly Refining & Marketing-Tulsa, LLC, HEP Tulsa LLC and Holly Energy Storage-Tulsa LLC.

10.6	First Amendment to Pipeline Systems Operating Agreement, dated as of March 31, 2010, by and among Navajo Refining Company, L.L.C., Lea Refining Company, Woods Cross Refining Company, L.L.C., Holly Refining & Marketing-Tulsa, LLC, and Holly Energy Partners-Operating, L.P.

99.1	Joint Press Release of Holly Corporation and Holly Energy Partners, L.P. issued April 1, 2010.*

*	Furnished herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistics Holdings, L.P., its General Partner

	By:	Holly Logistic Services, L.L.C., its General Partner

		By:	/s/ Bruce R. Shaw
Name: Bruce R. Shaw
Title: Senior Vice President and Chief Financial Officer
Date: April 6, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1	LLC Interest Purchase Agreement, dated as of March 31, 2010, by and among Holly Corporation, Holly Refining & Marketing-Tulsa, LLC, Lea Refining Company, HEP Tulsa LLC and HEP Refining, L.L.C.

10.2	First Amended and Restated Pipelines, Tankage and Loading Rack Throughput Agreement (Tulsa East), dated as of March 31, 2010, by and between Holly Refining & Marketing-Tulsa, LLC, HEP Tulsa LLC and Holly Energy Storage-Tulsa LLC.

10.3	Loading Rack Throughput Agreement (Lovington), dated as of March 31, 2010, by and between Navajo Refining Company, L.L.C. and Holly Energy Storage-Lovington LLC.

10.4	Fourth Amended and Restated Omnibus Agreement, dated as of March 31, 2010, by and among Holly Corporation, Holly Energy Partners, L.P. and certain of their respective subsidiaries.

10.5	First Amended and Restated Lease and Access Agreement (East Tulsa), dated as of March 31, 2010, by and between Holly Refining & Marketing-Tulsa, LLC, HEP Tulsa LLC and Holly Energy Storage-Tulsa LLC.

10.6	First Amendment to Pipeline Systems Operating Agreement, dated as of March 31, 2010, by and among Navajo Refining Company, L.L.C., Lea Refining Company, Woods Cross Refining Company, L.L.C., Holly Refining & Marketing-Tulsa, LLC, and Holly Energy Partners-Operating, L.P.

99.1	Joint Press Release of Holly Corporation and Holly Energy Partners, L.P. issued April 1, 2010.*

*	Furnished herewith